Exhibit (h)(55)

AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment is made this 2nd day of October, 2013, by and between Credit Suisse Trust (the “Fund”), Credit Suisse Asset Management, LLC (the “Adviser”), Credit Suisse Securities (USA) LLC (the “Distributor”) and TIAA-CREF Life Insurance Company (the “Company”) a New York Insurance Company.

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated March 20, 2006, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in accordance with the provisions of Section 12.9 thereof;

NOW, THEREFORE, in consideration of the above premises, the parties hereby amend the Agreement as follows:

1.	Amendment to Schedules 1 and 2. Schedules 1 and 2 are replaced in their entirety with the attached Schedules 1 and 2.

2.

Ratification and Confirmation of the Agreement. Except as expressly amended hereby, all representations, warranties, covenants, terms and conditions of the Agreement are ratified and affirmed in all respects and the Agreement, as amended hereby, shall remain in full force and effect.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

TIAA-CREF Life Insurance Company		CREDIT SUISSE TRUST

By:	/s/ Carol Fracasso	By:	/s/ John G. Popp
Name:	Carol Fracasso	Name:	John G. Popp
Title:	VP, Operations	Title:	Authorized Signatory

CREDIT SUISSE ASSET MANAGEMENT, LLC		CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John G. Popp	By:	/s/ John G. Popp
Name:	John G. Popp	Name:	John G. Popp
Title:	Authorized Signatory	Title:	Authorized Signatory

SCHEDULE 1

EFFECTIVE OCTOBER 2, 2013

TO THE

FUND PARTICIPATION AGREEMENT DATED MARCH 20, 2006

The following Separate Accounts and Associated Contracts of TIAA-CREF Life Insurance Company are permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds of the Credit Suisse Trust shown in Schedule 2.

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-1

CONTRACT(S):

•	Intelligent Life Variable Universal Life Insurance Policy

•	Intelligent Life Survivorship Variable Universal Life Insurance Policy

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VA-1

CONTRACT(S):

•	Intelligent Variable Annuity Contract

NAME OF SEPARATE ACCOUNT: TIAA-CREF Life Separate Account VLI-2

CONTRACT(S):

•	M Intelligent Variable Universal Life Policy

•	M Intelligent Survivorship VUL

SCHEDULE 2

EFFECTIVE OCTOBER 2, 2013

TO THE

FUND PARTICIPATION AGREEMENT DATED MARCH 20, 2006

Available Funds:

Commodity Return Strategy Portfolio